EXHIBIT 10.14.1

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (the “Amendment”), dated as of December 18, 2006, is entered into by 2020 CHINACAP ACQUIRCO, INC., a Delaware corporation (the “Maker”) and G. GEORGE LU, an individual (the “Payee”).

WHEREAS, the Maker and the Payee are parties to that certain Promissory Note, dated as of December 18, 2006 (the “Promissory Note”); and

WHEREAS, the Maker and the Payee desire to amend the Promissory Note to allow the Maker to apply certain payments made by Maker on behalf of 2020 International Capital Group Limited, a Cayman Islands company and 2020 Strategic Investments, LLC, a Nevis limited liability company to reduce the unpaid principal balance of the Promissory Note.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by each party hereto as follows:

Amendment to the Promissory Note. It is hereby agreed and understood that the Promissory Note shall be amended as follows:

1.	Principal. The paragraph of the Promissory Note entitled “PRINCIPAL” is hereby amended and restated in its entirety to read as follows:

PRINCIPAL. All principal outstanding under this Note shall be due and payable in full on the earlier of December 17, 2007 or the completion of an initial public offering of equity in the Maker on a reputable stock exchange (the “Maturity Date”) except to the extent required to be repaid earlier as set forth hereunder.

2.	Application of Payments. The paragraph of the Promissory Note entitled “APPLICATION OF PAYMENTS” is hereby amended and restated in its entirety to read as follows:

APPLICATION OF PAYMENTS; PREPAYMENTS.

The Maker may, upon notice to Payee, elect to prepay this Note, in whole or in part, prior to the Maturity Date.

The Maker may, from time to time, advance funds to third parties at the direction of Payee, which amounts shall be considered payments under the terms of this Note and shall be applied to reduce the unpaid principal balance of this Note in the manner set forth in the following paragraph.

All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note; provided, however, that prior to the Maturity Date such payments shall be made at the sole discretion of the Maker and the failure by Maker to make such payments prior to the Maturity Date shall not be deemed an Event of Default under this Note.

Miscellaneous.

A. Except as expressly amended and modified by this Amendment, the Promissory Note is and shall continue to be in full force and effect in accordance with the terms thereof.

B. This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

C. The Amendment shall be construed in accordance and governed by the internal laws of the state of Delaware.

D. The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Promissory Note to duly executed as of the day and year first written above.

MAKER:

2020 CHINACAP ACQUIRCO, INC.

By:	/s/ G. George Lu
Name:	G. George Lu
Its:	President

PAYEE:

/s/ G. George Lu
G. George Lu

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